Exhibit 10.1

FORM OF AMENDMENT NO. 1 TO
12% SERIES B CONVERTIBLE BOND

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Re: Amendment No. 1 to 12% Series B Convertible Bond

This Amendment No. 1 (the “Amendment”) to the 12% Series B Convertible Bond (the “Bonds”), as supplemented, hereby amends certain terms contained in (i) those certain Bonds issued to investors in connection with the private placement offering by Staffing 360 Solutions, Inc. (the “Company”) of the Bonds that had a final closing on November 24, 2014, in an aggregate of $981,500 and (ii) the 12% Series B Convertible Bond Purchase Agreement (the “Agreement”) entered into as of [] by and between the Company and you (the “Investor”). The Investor is the holder of [] Principal Amount of the Bond originally issued on []. Such Bond’s Maturity Date was September 30, 2015. The parties have agreed to amend the terms of the Bonds and the Agreement on the terms set forth herein. Capitalized terms used herein without definition shall have the respective meanings given to them in the Bonds or the Agreement, as applicable.

1.	Section 1.1 of the Bonds is hereby deleted in its entirety and replaced with the following:

Coupon. 12% per annum, payable quarterly, within ten calendar days of the last day of each quarter, in arrears in the form of cash or PIK (in shares of common stock of the Company at a rate of $10.00 per share (or the equivalent of $1.00 per share prior to the reverse stock split effectuated by the Company on September 17, 2015), subject to adjustment for stock splits, stock dividends or similar events) at the Holder’s election. From and after the occurrence and during the continuance of any Event of Default, the interest rate shall automatically be increased to eighteen percent (18%) and shall begin to accrue on all outstanding principal as well as all accrued and unpaid interest.

2.	Section 1.2 of the Bonds is hereby deleted in its entirety and replaced with the following:

Principal. The Principal Amount and all accrued but unpaid interest payments, shall be due on March 31, 2016 (the “Maturity Date”), unless earlier converted. On the Maturity Date, the Holder shall have the option, in its sole discretion, to extend the payment of the Bonds to September 30, 2016 (the “Extension Maturity Date”); provided, that in the event that the Holder extends the term of this Bond pursuant to this Section 1.2, the Company shall issue to the Holder on the Maturity Date 2,500 shares of the Company’s common stock (or the equivalent of 25,000 shares prior to the reverse stock split effectuated by the Company on September 17, 2015), for each $100,000 of Principal Amount held by the Holder on the Maturity Date. The term “Maturity Date,” as used in this Bond, shall refer to the Extension Maturity Date where applicable.

Each Investor must notify the Company by the Maturity Date whether payment will be made in the form of cash, as PIK (in shares of the Company’s common stock) or both cash and PIK. If the Investor chooses to be paid in cash, the Company will have 30 days from the Maturity Date to make the payment. If no election is made by the Investor, payment will be made in shares of common stock.

At the Maturity Date, if the Bond will be paid in shares of the Company’s common stock, the Bond shall be converted at the price of $10.00 per share (or the equivalent of $1.00 per share prior to the reverse stock split effectuated by the Company on September 17, 2015), subject to adjustment for stock splits, stock dividends or similar events (unless an event of default occurs prior to such conversions). The Conversion Shares and any shares issuable pursuant to Section 1.1 shall be restricted pursuant to Rule 144 under the Securities Act.

3.	Section 1.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

Payment of the Bonds will be made on March 31, 2016 (the “Maturity Date”). On the Maturity Date, the Buyer shall have the option, in its sole discretion, to extend the payment of the Bonds to September 30, 2016 (the “Extension Maturity Date”); provided, that in the event that the Buyer extends the term of the Bonds pursuant to this Section 1.4, the Company shall issue to the Buyer on the Maturity Date 2,500 shares of Common Stock (or the equivalent of 25,000 shares prior to the reverse stock split effectuated by the Company on September 17, 2015) for each $100,000 of Principal Amount held by the Buyer on the Maturity Date. The term “Maturity Date,” as used in this Agreement, shall refer to the Extension Maturity Date where applicable. Interest shall accrue at 12% per annum, and shall be payable quarterly, within ten calendar days of the last day of each quarter, in arrears in the form of cash or PIK (in shares of the Company’s common stock valued at $10.00 per share (or the equivalent of $1.00 per share prior to the reverse stock split effectuated by the Company on September 17, 2015), subject to adjustment for stock splits, stock dividends or similar events) at the Investor’s election. Any shares issuable as coupon payments shall be restricted securities under the Securities Act and will not be registered, but may be sold pursuant to Rule 144 under the Securities Act, if and when available.

Each Investor must notify the Company by the Maturity Date whether payment will be made in the form of cash, as PIK (in shares of the Company’s common stock) or both cash and PIK. If the Investor chooses to be paid in cash, the Company will have 30 days from the Maturity Date to make the payment. If no election is made by the Investor, payment will be made in shares of common stock.

At the Maturity Date, if the Bond will be paid in shares of the Company’s common stock, the Bond shall be converted at the price of $10.00 per share (or the equivalent of $1.00 per share prior to the reverse stock split effectuated by the Company on September 17, 2015), subject to adjustment for stock splits, stock dividends or similar events (unless an event of default occurs prior to such conversions). The Conversion Shares and any shares issuable pursuant to Section 1.1 shall be restricted pursuant to Rule 144 under the Securities Act.

4.	The reference to $2.00 in each of Section 1.5 of the Agreement and Section 1.3 of the Bonds shall be deleted and replaced with the following: “$10.00 (or the equivalent of $1.00 prior to the reverse stock split effectuated by the Company on September 17, 2015)”.

5.	As consideration for amending the terms of the Bonds, the Company hereby grants to the Investor the additional issuance of shares (the “Additional Shares”) of the Company’s Common Stock equal to 2,500 shares of Common Stock (or the equivalent of 25,000 shares prior to the reverse stock split effectuated by the Company on September 17, 2015) for each $100,000 of Principal Amount held by the Investor on September 30, 2015. The Additional Shares shall be restricted pursuant to Rule 144 under the Securities Act, subject to paragraph 6 below.

6.	As additional consideration for amending the terms of the Bonds, the Company hereby grants to the Investor certain piggyback registration rights as to the Additional Shares, Equity Consideration Shares and Conversion Shares (collectively, the “Registrable Securities”), the terms of which are fully described in Annex A attached hereto.

Except as expressly amended hereby, all of the terms and conditions of the Bond shall remain un-amended and in full force and effect. Please acknowledge your agreement to the foregoing, by signing in the space provided below.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the last date written below.

STAFFING 360 SOLUTIONS, INC.

By:
Name:	Brendan Flood
Title:	Executive Chairman

Date:

INVESTOR:

Date:

Annex A

Registration Rights

If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for security holders of the Company for their account (or by the Company and by security holders of the Company), other than a registration statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iv)  for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their Common Stock for cash, securities or other property of a non-capital raising bona fide business transaction, then the Company shall (x) give written notice of such proposed filing to the holders of the Registrable Securities as soon as practicable but in no event less than three (3) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holder of the Registrable Securities in such notice the opportunity to register the sale of such number of the Registrable Securities as such holders may request in writing within three (3) business days following receipt by such holder of such notice (a “Piggy-Back Registration”), provided, however, the holder of the Registrable Securities shall only be entitled to one Piggy-Back Registration right. The Company shall include in such registration statement such Registrable Securities that are requested to be included therein within ten (10) business days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of the Registrable Securities, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. If the offering pursuant to a Piggy-Back Registration is to be an underwritten offering, then the holder making a request for its Registrable Securities to be included therein must permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The holder of the Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration and the holder of the Registrable Securities Shares shall be responsible for any fees or commissions due to such underwriters in connection with the sale of such Registrable Securities.

Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holder of Registrable Securities in writing that the dollar amount or number of the Common Stock which the Company desires to sell, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of the Registrable Securities, the Registrable Securities as to which registration has been requested under this section, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other securityholders of the Company, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in any such registration: (A) first, the shares of Common Stock that the Company desires to sell; and (B) to the extent of the Maximum Number of Securities, the shares of Common Stock, pro-rata among holders, for the account of any persons, including the holder of Registrable Securities for which the Company is obligated to register pursuant to contractual piggy-back registration rights such as in this Agreement.

Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of the Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of the Registrable Securities in connection with such Piggy-Back Registration.

Limitations on Piggy-Back Registration Rights.  The Company has the right to exclude the holder of the Registrable Securities from any registration statement in the event the Company is contractually obligated to exclude such securities. Furthermore, in the event that the registration statement covers shares of the Company that are being offered in connection with an underwritten offering, the Company or the underwriter shall have a right to require the holders to a six (6) month lock-up period from the date of effectiveness of the registration statement.

Obligations of the Holder.  In connection with any registration statement utilized by the Company to satisfy the registration rights pursuant to this section, the Holder agrees to cooperate with the Company in connection with the preparation of the registration statement, and Holder agrees that it will (i) respond within three (3) Business Days to any written request by the Company to provide or verify information regarding the holder or his Registrable Securities (including the proposed manner of sale) that may be required to be included in such registration statement and related prospectus pursuant to the rules and regulations of the SEC, and (ii) provide in a timely manner information regarding the proposed distribution by the holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the registration statement and related prospectus.